By Laws [X] Ocean Power Corporation
                                     Page 1


                                     BY-LAWS
                                       FOR
                             OCEAN POWER CORPORATION

                                    ARTICLE 1
                                    ---------
                            OFFICES-BOOKS AND RECORDS
                            -------------------------

         Section 1.1 Offices. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or without the State of Delaware where the corporation is qualified to do business.

         Section 1.2 Books and Records. The Corporation shall keep at its principal executive office the following books and records and, any shareholder of record for at least six months immediately preceding their demand, or who shall be the holder of record of at least 5% of the total issued and outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the same and to make extracts therefrom:

         (a)   Its book and records of account.

         (b) Its minutes of meetings of the Board of Directors and any committees thereof.

         (c)   Its minutes of meetings of the shareholders

         (d) Its record of shareholders which shall give their names and addresses and the number and class of the shares held by each.

         (e) Copies of its Articles of Incorporation and By-Laws as originally executed and adopted together with all subsequent amendments thereto.

         Section 1.3 Financial Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results if its operation unless the shareholder has already received the same. Neither the corporation nor any director, officer, employee, or agent of the corporation shall be liable to the shareholder or anyone to whom the shareholder discloses the financial statements or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence, unless (1) the error or omission is material, (2) the director, officer, employee or agent in question knew of the error or omission and intended for the shareholder or other person to rely thereon to this detriment, (3) the shareholder or other persons did reasonably rely thereon, and, in addition, (4) they are otherwise liable under applicable law.

                                   ARTICLE II
                                   ----------
                                     BY-LAWS
                                     -------

         Section 2.1 Amendments. These By-Laws may be altered, amended or repealed and new By-Laws adopted by the majority approval of the shareholders or the Board of Directors. Any such action shall be subjected to repeal or change by action of the shareholders, but the alteration. amendment, repeal, change or new By-Law (and the repeal of the old By-Law) shall be valid and effective and no director, officer, shareholder, employee or agent of the corporation shall incur any liability by reason of any action taken or omitted in reliance on the same. The power of the shareholders to repeal or change any alteration, amendment, repeal or new By-Law shall not extend to any original By-Law of the corporation so long as it is not altered, amended or repealed, but only to action by the Board thereafter. There shall be no time limit on its exercise.

         Section 2.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions if these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

         Section 2.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phase of these By-Laws which upon being construed in the manner provided in Section 2.2 hereof, shall be contrary to or inconsistent with any applicable provision of law , shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clauses or phrase thereof, irrespective of the fact that any or more articles, sections subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE III
                                   -----------
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         Section 3.1 Place of Meetings. All meetings of the shareholder, annual or special, however called, shall be held at the registered office of the corporation unless the Board of Directors designates another place. The Board of Directors may designate any place for any meeting, either within or without the State of Delaware.

         Section 3.2 Annual Meeting. An annual meeting of the shareholders shall be held on the second Monday in the month of April (unless that day is a legal holiday, and then on the next succeeding day, that is not a legal holiday) at 10:00 a.m., the local time of the place of the meeting in effect on the day of the meeting.

         The Board of Directors may postpone the time of holding the annual meeting of shareholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation's Officers and Directors. At annual meetings, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

         Section 3.3 Special Meeting. Special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         Section 3.4 Notice of Shareholders' Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than sixty (60) days before the date of the meeting , either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.

         Section 3.5 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting, or in approval of the minutes thereof. Attendance at a meeting in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

         Section 3.6 Fixing Record Date for Meeting. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date fir determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. When a determination of shareholders entitled to vote at any meeting of shareholders has been made under this section , such determination shall apply to any adjournments thereof, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 3.7 Voting List. The officer or agent having charge of the stock transfer books for shares of a corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be the only evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 3.8 Quorum of Shareholders, Vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority if the shares represented at the meeting and entitled to vote on the subject shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware or the Articles of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting had be enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 3.9 Voting of Shares. Each outstanding share regardless of class shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

         Neither treasury shares nor shared held by another corporation if a majority of the shared entitled to vote for the election of Directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Section 3.10 Action Take Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the written consent of all shareholders entitled to vote on a specific proposal have been obtained, the corporation must give prompt notice of any shareholder approval or action without a meeting. Notice must be given to those shareholders entitled to vote who have not consented in writing and to any other shareholders entitle to notice pursuant to the provisions of the Act. Any shareholder given a written consent shall have the right to revoke the consent by submitting a signed writing describing the action and stating that the shareholder's prior to the effectiveness of the action. Any action taken by written consent as provided herein shall have the same effect as action taken at a duly convened meeting of shareholders and may be so described in any document.

         Section 3.11 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting, or adjournment of such meeting but shall not be valid after final adjournment of such meeting. Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action may have been filed with the Secretary of the corporation, but may not do so thereafter.

         Section 3:12 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the Chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No directors or candidate for the office of directors shall act as an inspector of an election of directors.

         Section 3.13 Elections of Directors. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be declared elected. Elections for Directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins.

         Section 3.14 Adjournments. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 3.8 hereof, in the absence of a quorum no other business may be transacted at such meeting. When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                                   ARTICLE IV
                                   ----------
                                    DIRECTORS
                                    ---------

         Section 4.1 Exercise if Corporate Power. The business and affairs of the corporation shall be managed by the Board of Directors.

         Section 4.2 Qualifications. Directors need not to be residents of the State of Delaware or shareholder of the Corporation. They need have no other qualifications.

         Section 4.3 Compensation. The Board of Directors shall have authority to fix the compensation of Directors. Such compensation so fixed shall be reported to the shareholders. Any compensation so fixed shall be for services as a Director only, and a Director who serves the corporation in any other capacity may receive a separate compensation therefor.

         Section 4.4 Number. The total number of Directors of the corporation shall be no less than one (1) and not more than seven (7). The number if Directors may be increased or decreased at any time, except as otherwise provided in the Articles of Incorporation, by the vote of the majority of the shareholders entitled to vote at any regular meeting or any special meeting of shareholders, notice of which has been given, and a statement to the effect that such increase or decrease is to be undertaken is made in such notice.

         Section 4.5 Term. The term of each Director shall begin immediately on his election and shall continue until the date set under these By-Laws for the next annual meeting of the shareholders. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         Section 4.6 Elections. At each annual meeting the shareholders shall elect Directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the Directors are not elected thereat, then the Directors may be elected at any special meeting of the shareholders called and held for that purpose.

         Section 4.7 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill vacancy shall be elected for the unexpired term of his predecessor in office. The shareholders may elect the successor at the next annual meeting of shareholders or at any special meeting duly called for that purpose and held prior to the next annual meeting. Any directorship to be filled by reason of increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholder.

         Section 4.8 Removal. Any director may be removed for cause by action of the Board of Directors. At a meeting if shareholders expressly called for that purpose, one or more Directors may be removed, with or without cause, by a vote of shareholders representing not less a majority of the voting power of the issued and outstanding shares entitled to vote at an election of Directors.

         Section 4.9 Indemnification. The corporation, through the Board of Directors, shall have the power to indemnify any director, officer, employee or agent of the corporation or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 4.10 Regular Meetings. The Board of Directors will meet each year immediately following the annual meeting of the shareholders to appoint the members of such committees of the Board of Directors as the Board may deem necessary or advisable, to elect officers for the ensuing year and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting will be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the Directors.

         Section 4.11 Special Meetings. Special Meetings of the Board of Directors will be held whenever called by the Chairman of the Board, Chief
Executive Officer, chairman of the Executive Committee or by two or more Directors. Notice of each meeting shall be given at least three (3) days prior to the date of the meeting either personally or by telephone or telegraph to each Director, and will state the purpose, place, day and hour of the meeting. Waiver by a Director in writing of notice of a Directors meeting, signed by the Director, whether before or after the time of said meeting, shall be equivalent to the giving of such notice. Attendance by a Director, whether in person or by proxy, at a Directors' meeting shall constitute a waiver of notice of such meeting of which the Director had no notice.

         Section 4.12 Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 4:13 Telephone Meetings. Subject to the provisions of applicable law and these By Laws regarding notice of meetings, the Directors may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. A Director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened.

         Section 4.14 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 4.15 Action by Directors Without a Meeting. Any action required that may be taken at any regular or special meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         Section 4:16 Attendance Fees. Directors will not receive any stated salary, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board; however, this provision will not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 4.17 Committees. The Board of Directors by resolution adopted by the majority of the number of Directors fixed by the By-Laws may designate a committee or committees consisting of one (1) or more Directors, which committee of committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by Law.

                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------

         Section 5.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of

Directors at the meeting of the Board of Directors next following the annual meeting of the shareholders (or at any meeting if an office is vacant) and such other officers, including a Chairman of the Board of Directors, and assistant officers and agents, as the Board of Directors shall deem necessary, who shall be elected and shall hold their offices for such terms as the Board of Directors shall may prescribe. Any two or more offices may be held by the same person except those of President and Secretary. Any Vice President, Assistant Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the By- Laws or the Board of Directors.

         Section 5.2 Term of Office and Compensation. The term of office and salary of each of officer and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

         Section 5.3 Removal and Vacancies. Any officer or agent of the corporation may be removed by the Board of Directors at any meeting whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is fully chosen and qualified.

                                   ARTICLE VI
                                   ----------
                              CHAIRMAN OF THE BOARD
                              ---------------------

         Section 6.1 Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII
                                   -----------
                                    PRESIDENT
                                    ---------

          Section 7.1   Powers  and  Duties.   The  powers  and  duties  of  the
President are:

               (a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

               (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

               (c) To call meetings of the shareholders and also of the Board of Directors to be held at such times and subject to the limitations prescribed by law or by these By-Laws, at such places as he shall deem proper.

               (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgement of the President, should be executed on behalf of the corporation and do not require such authorization, to sign certificates for shares of stock of the corporation and, subject to the direction if the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

               (e) The President may appoint or employ and discharge employees and agents of the Corporation and fix their compensation.

         Section 7.2 President pro tem. If neither the Chairman of the Board, the President, nor the Vice President is present at the time of the meeting of the Board of Directors, a President Pro Tem may be chosen to preside and act at such meeting. If neither the President nor the Vice President is present at any meetings of the shareholders, a President Pro Tem may be chosen to preside at such meeting.

         Section 7.3 Succession.. In case of the absence, disability or death of the President, the Chairman of the Board of Directors shall exercise all his/her powers and perform all his/her duties, until such a time as a President is elected by the Board of Directors.

                                  ARTICLE VIII
                                  ------------
                                 VICE-PRESIDENT
                                 --------------

         Section 8.1 Powers and Duties. Each Vice President will perform the duties prescribed or delegated by the President or by the Board of Directors.

                                   ARTICLE IX
                                   ----------
                                    SECRETARY
                                    ---------

         Section 9.1 Power and Duties. The power and duties of the Secretary are:

               (a) To keep a book of minutes at the principal office of the corporation or other place as the Board of Directors may order, or all meetings of its Directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors meetings, the number of shares present or represented at shareholders meeting and the proceedings thereof.

               (b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

               (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

               (d) To keep or cause to be kept at the registered office of the corporation the books and records required by Sections 1.3(b),
               (c), (d) and (e) above.

               (e) To oversee the supply of certificates for shares of the corporation, to fill in all certificates issued, and to make proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

               (f) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and he method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented to registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 11.5 hereof.

               (g) To make service and publication of all notice that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

               (h)      To prepare  the voting  lists  required  by Section  3.7
               above.

               (i) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

                                    ARTICLE X
                                    ---------
                                    TREASURER
                                    ---------

         Section 10.1 Powers and Duties.The powers and duties of the Treasurer are:

               (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transaction, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director and by any shareholder as provided in Section 1.3 above.

               (b) To keep or cause to be kept at a registered office of the corporation the books and records required by Section 1.3(a) above.

               (c) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation and at his discretion, to cause any or all thereof to be deposited for the account of the corporation with such depository as may be designated from time to time by the Board of Directors.

               (d) To receive or cause to be received, and to give or cause to be given, receipts, and acquittance for monies paid in for the account of the corporation.

               (e) To disburse, or cause to disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

               (f) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions as Treasurer of the financial condition of the corporation.

               (g) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.


                                   ARTICLE XI
                                   ----------
                                SUNDRY PROVISIONS
                                -----------------

         Section 11.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

         Section 11.2 Fiscal Year. The fiscal year of this corporation shall be January 1, through December 31. -----------

         Section  11.3  Shares  Held  by  the   Corporation.   Shares  in  other
corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors. The corporation may purchase its own shares of capital stock.

         Section 11.4 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on it outstanding shares of capital stock in the manner and upon the terms and conditions provided by law.

         Section 11.5 Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every such certificate shall be either (a) signed by the President or a Vice President and the Secretary or Assistant Secretary of the corporation and countersigned by a transfer agent of the corporation (if the corporation shall then have a transfer agent) and registered by the registrar of the shares of capital stock of the corporation (if the corporation shall then have a registrar); or (b) authenticated by facsimile of the signature of the President and Secretary of the corporation or by facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary and countersigned by a transfer agent of the corporation and registrar of the shares of the capital stock of the corporation.

         Section 11.6 Lost Certificates. Where the owner of any certificate for shares of the capital stock of the corporation claims that the certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the corporation has notice that the original certificate has been acquired by a bona fide purchaser, and (b) files with the corporation an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of the corporation, and (c) satisfies any other reasonable requirements imposed by the corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable laws, as it shall in it discretion deem appropriate.


         Adopted this _________ day of ______________________, 1999.




                                           /s/Joseph P. Maceda
                                           -------------------
                                           JOSEPH P. MACEDA, PRESIDENT




ATTEST:


/s/J. Michael Hopper
-----------------
J. MICHAEL HOPPER, SECRETARY

                            CERTIFICATE OF SECRETARY
                            ------------------------

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned does hereby certify that the undersigned is the Secretary of the aforesaid corporation, duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation by unanimous consent.


         DATED this ___________ day of ________________________, 1999.



                                         /s/J. Michael Hopper
                                         --------------------
                                         J. Michael Hopper, Secretary